Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne, Sr. Vice President-Finance
Dover, Delaware, October 30, 2003	(302) 857-3292

DOVER DOWNS GAMING & ENTERTAINMENT, INC. REPORTS RESULTS
FOR THE THIRD QUARTER ENDED SEPTEMER 30, 2003

Dover Downs Gaming & Entertainment, Inc. (NYSE-Symbol: DDE) today reported results for the three months ended September 30, 2003.

The Company’s gross revenues decreased 8.3% to $55,256,000 compared with $60,242,000 for the third quarter of 2002.  The decrease in gaming revenues, which include video lottery win and harness racing commissions, was offset by an increase in other revenues of $598,000, primarily related to higher occupancy levels at the Dover Downs Hotel and Conference Center compared with the third quarter of 2002.  Occupancy levels for the Dover Downs Hotel and Conference Center remained strong, with the highest monthly occupancy since the opening of the hotel achieved in July.

Net earnings were $4,782,000 or $.18 per diluted share compared with $6,333,000 or $.24 per diluted share for the third quarter of 2002.  The operating results reflect an improvement from the $.17 per diluted share reported for the second quarter of 2003.

The newly created “Platinum Club” for premium players has continued to be successful.  Although slot win as a whole declined, the number of Platinum-level players increased 11%.  The Company expects future quarters to benefit from recent legislative and regulatory changes, including the authorization to add 500 additional slot machines, expand operating hours, increase betting limits, and allow credit play in the casino.

The Company noted that slot win decreased 10.7% for the third quarter of 2003 compared with the third quarter of 2002.  Although this is the smallest quarterly decrease this year, the decline is consistent with that experienced since the passage of the Delaware Clean Indoor Air Act, which has prohibited smoking in the casino since November 27, 2002.  Slot win during the quarter was also negatively impacted by Hurricane Isabel.

The Company’s financial position remained strong at September 30, 2003.  During the quarter, $8,125,000 of debt was paid down, bringing outstanding borrowings to $29,500,000 at September 30, 2003.

Denis McGlynn, President and CEO of Dover Downs Gaming & Entertainment, Inc. stated, “Given the impact that Hurricane Isabel had on our results and the negative effect the Delaware Clean Indoor Air Act continues to have on our revenues, we were happy to be able to improve our margins compared with the first six months of this year.  We look forward to the coming anniversary of the smoking ban and the implementation of the recently approved legislative and regulatory changes, which should allow us to show year-over-year growth again.”

Dover Downs Gaming & Entertainment, Inc. began trading on the New York Stock Exchange on April 1, 2002, the first day after the effective date of the tax-free spin-off by Dover Motorsports, Inc. of its gaming business.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions.  Such statements are subject to various risks and uncertainties that could cause results to vary materially.  Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Downs Gaming & Entertainment, Inc. is a diversified gaming and entertainment company whose operations consist of Dover Downs Slots – an 80,000-square foot video lottery (slots) casino complex; the Dover Downs Hotel and Conference Center – featuring luxury accommodations with conference, banquet, fine dining, ballroom and concert hall facilities; and the Dover Downs Raceway – a harness racing track with pari-mutuel wagering on live and simulcast horse races.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.
CONSOLIDATED STATEMENT OF EARNINGS
In Thousands, Except Per Share Amounts
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Revenues:
Gaming (1)	$47,105	$52,689	$132,954	$149,449
Other operating	8,151	7,553	23,235	18,753
Gross revenues	55,256	60,242	156,189	168,202
Less - promotional allowances	4,957	4,119	13,649	9,329
	50,299	56,123	142,540	158,873

Expenses:
Gaming	36,982	39,648	104,514	113,339
Other operating	2,601	2,734	7,605	8,525
Depreciation	1,532	1,449	4,557	3,759
General and administrative	928	1,332	2,997	3,646
	42,043	45,163	119,673	129,269

Operating earnings	8,256	10,960	22,867	29,604

Interest expense	196	285	663	607

Earnings before income taxes	8,060	10,675	22,204	28,997

Income taxes	3,278	4,342	9,030	11,793

Net earnings	$4,782	$6,333	$13,174	$17,204

Earnings per common share (2):
- Basic	$0.18	$0.24	$0.50	$0.65
- Diluted	$0.18	$0.24	$0.50	$0.64

Average shares outstanding (2):
- Basic	26,478	26,647	26,522	26,642
- Diluted	26,509	26,688	26,549	26,743

(1)          Gaming revenues from the Company’s video lottery (slot) machine operations include the total win from such operations.  The Delaware State Lottery Office collects the win and remits a portion thereof to the Company as its commission for acting as a Licensed Agent.  The difference between total win and the amount remitted to the Company is reflected in gaming expenses.

(2)          Earnings per common share amounts and average shares outstanding for periods prior to April 1, 2002, the day after the effective date of the spin-off from Dover Motorsports, Inc., are presented on a pro forma basis to reflect such spin-off.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEET
In Thousands
(Unaudited)

	September 30, 2003	December 31, 2002
ASSETS

Current assets:
Cash and cash equivalents	$11,754	$10,874
Accounts receivable	1,838	2,426
Due from State of Delaware	10,309	9,624
Inventories	1,416	1,154
Prepaid expenses and other	2,813	1,462
Receivable from Dover Motorsports, Inc.	211	793
Income taxes receivable	—	859
Deferred income taxes	780	539
Total current assets	29,121	27,731

Property and equipment, net	120,363	122,248
Total assets	$149,484	$149,979

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,409	$5,129
Purses due horsemen	10,259	9,666
Accrued liabilities	5,416	5,688
Income taxes payable	533	—
Deferred revenue	225	131
Total current liabilities	22,842	20,614

Notes payable to banks	29,500	40,890
Deferred income taxes	5,001	4,036

Stockholders’ equity:
Common stock	1,033	1,050
Class A common stock	1,615	1,615
Additional paid-in capital	67,454	68,960
Retained earnings	22,134	12,941
Accumulated other comprehensive loss	(95)	(127)
Total stockholders’ equity	92,141	84,439
Total liabilities and stockholders’ equity	$149,484	$149,979

DOVER DOWNS GAMING & ENTERTAINMENT, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
In Thousands
(Unaudited)

	Nine Months Ended September 30,
	2003	2002

Cash flows from operating activities:
Net earnings	$13,174	$17,204
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	4,557	3,759
Amortization of credit facility origination fees	21	49
Deferred income taxes	756	297
Changes in assets and liabilities:
Accounts receivable	588	276
Due from State of Delaware	(685)	(2,656)
Inventories	(262)	(268)
Prepaid expenses and other	(1,372)	(80)
Receivable from Dover Motorsports, Inc.	582	—
Accounts payable	1,280	(3,104)
Purses due horsemen	593	3,098
Accrued liabilities	(272)	5,154
Income taxes receivable/payable	1,392	523
Deferred revenue	94	64
Net cash provided by operating activities	20,446	24,316

Cash flows from investing activities:
Capital expenditures	(2,672)	(17,945)
Net cash used in investing activities	(2,672)	(17,945)

Cash flows from financing activities:
(Repayments of) borrowings from revolving debt, net	(11,390)	38,634
Repayment of debt to Dover Motorsports, Inc.	—	(45,000)
Credit facility origination fees	—	(137)
Dividends paid	(3,981)	(1,999)
Repurchase of common stock	(1,523)	—
Proceeds from stock options exercised	—	73
Change in payable to/receivable from Dover Motorsports, Inc.	—	1,730
Net cash used in financing activities	(16,894)	(6,699)

Net increase (decrease) in cash and cash equivalents	880	(328)
Cash and cash equivalents, beginning of period	10,874	12,166
Cash and cash equivalents, end of period	$11,754	$11,838